Exhibit 10.52

Promissory Note

$250,000,000	Dated: July 1, 2011

For value received, the undersigned, NBCUniversal Media, LLC, a Delaware limited liability company (“Borrower”), hereby promises to pay to the order of Comcast Funding I, Inc., a Delaware corporation (“Lender”) or Lender’s assignee, at Lender’s offices or at such other place as may be designated in writing, the principal sum of $[400,000,000] in lawful money of the United States of America, together with interest thereon computed from the date of this Promissory Note (the “Note”) at the rate set forth below. The information on Lender’s or its assignee’s books and records regarding amounts outstanding hereunder shall be conclusive in the absence of manifest error. The unpaid principal balance together with all accrued interest on this Note shall be paid in full in no event later than July [—], 2012.

Commencing on the date hereof the unpaid principal amount under the Note shall accrue interest calculated quarterly at a variable rate of LIBOR plus 1.75%. “LIBOR” is the three month London Interbank Offered Rate reported two days prior to the beginning of the interest period (or, if not so published for such day, for the first subsequent day for which such rate is so published), in The Wall Street Journal (Eastern Edition), in its general guide to Money Rates, or Bloomberg, as the British Bankers’ Association average of interbank offered rates for dollar deposits in the London Market based on quotations at sixteen (16) major banks, rounded to the nearest one-eighth percent of one percentage point (0.125%). The LIBOR rate shall be effective for the entire three month interest period. Interest shall be calculated on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days and shall be payable quarterly on the last business day of each quarter and at maturity. Any accrued but unpaid interest balances shall be added to the unpaid principal balance of this Note on a monthly basis and thereafter such accrued but unpaid interest shall be charged interest consistent with unpaid principal.

Borrower may prepay all or a portion of the unpaid principal or interest of this Note at any time or from time to time without penalty or premium.

Borrower and Lender agree for the benefit of the holders from time to time of any debt for borrowed money of the Borrower and its consolidated subsidiaries (“Senior Debt”) that all indebtedness evidenced by this Note, including principal and interest and all other amounts payable hereunder (the “Subordinated Debt”) shall, be subordinate and junior to all Senior Debt. No payment or prepayment of any principal or interest on account of Subordinated Debt shall be made, if at the time of such payment or prepayment, or immediately after giving effect thereto there shall exist a default in the payment or prepayment of any principal, premium (if any) or interest with respect to any Senior Debt.

Any notices, payments and/or communications required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered personally or if mailed by certified or registered mail, return receipt requested, postage prepaid (and shall be deemed delivered on the date offered for delivery by the postal service whether or not accepted) or by overnight courier service guaranteeing delivery within twenty-four hours (and shall be deemed delivered on the date offered for delivery by such service whether or not accepted) as follows:

If to Borrower:	NBCUniversal Media, LLC
30 Rockefeller Plaza
New York, NY 10012
	Attention:	General Counsel
	Facsimile:	(212) 664-2147

If to Lender:	c/o Comcast Corporation
One Comcast Center
Philadelphia, PA 19103
	Attention:	General Counsel
	Facsimile:	(215) 286-7794

The address for the purpose of mailing any notices, payments and/or communications hereunder may be changed by similar notice given in the manner herein provided.

Borrower waives presentment for payment, demand, notice of non-payment, notice of protest and protest of this Note and all other notices in connection with the delivery, acceptance, performance, default, dishonor or enforcement of the payment of this Note.

The words “Lender” and “Borrower” whenever occurring herein shall be deemed and construed to include the successors, assigns and participants of Lender, and the successors and assigns of Borrower. This Note shall be construed according to and governed by the laws of the Commonwealth of Pennsylvania.

[signature page follows]

IN WITNESS WHEREOF, Borrower and Lender have executed and delivered this Note on the date set forth above.

BORROWER: NBCUNIVERSAL MEDIA, LLC

By:	/s/ William G. Dordelman
Name:	William G. Dordelman
Title:	Senior Vice President

LENDER: COMCAST FUNDING I, INC.

By:	/s/ Rosemarie S. Teta
Name:	Rosemarie S. Teta
Title:	President

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